EXHIBIT 10.34


                       SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement"), is entered into and made effective as of December 13, 2004, by and between DCI USA, INC., a Delaware corporation (the "Company"), and the BUYER(S) listed on Schedule I attached to the Securities Purchase Agreement dated the date hereof (the "Secured Party").

     WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement dated the date hereof, and the Secured Party shall purchase a minimum of Five Hundred Thousand Dollars ($500,000) of eight percent (8%) secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $.001 (the "Common Stock") (as converted, the "Conversion Shares"), in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement;

     WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and the Escrow Agreement (collectively referred to as the "Transaction Documents"), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit "A" hereto (collectively referred to as the "Pledged Property") until the satisfaction of the Obligations, as defined herein below; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


                            ARTICLE 1


                 DEFINITIONS AND INTERPRETATIONS

     Section 1.1	Recitals.

     The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

     Section 1.2	Interpretations.

     Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

     Section 1.3	Obligations Secured.

     The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the
Secured  Party,  whether  oral  or written  and  whether  arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement and Irrevocable Transfer Agent Instructions, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the "Obligations").


                           ARTICLE 2.


 PLEDGED COLLATERAL; ADMINISTRATION AND TERMINATION OF SECURITY
                            INTEREST

     Section 2.1	Pledged Property.

          (a)	Company  hereby pledges to the Secured  Party,  and
creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the property of the Company as set forth in Exhibit "A" attached hereto (collectively, the "Pledged Property"); provided, however, that Secured Party agrees that it will subordinate its security interest to the Pledged Property in the event that the Company requests such subordination to establish a line of credit with a bank or other financial institution.

     The Pledged Property, as set forth in Exhibit "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "Pledged
Collateral."

          (b)	Simultaneously with the execution and  delivery  of
this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security
interest  in  the  Pledged  Property.   Simultaneously  with  the
execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such
documents   and   instruments,  including,  without   limitation,
financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

     Section 2.2	Rights; Interests; Etc.

          (a)	So  long  as  no Event of Default  (as  hereinafter
defined) shall have occurred and be continuing:

               (i)	the Company shall be entitled to exercise  any
and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof;
and

               (ii)	the Company shall be entitled to receive  and
retain any and all payments paid or made in respect of the Pledged Property.

          (b)	Upon  the occurrence and during the continuance  of
an Event of Default:

               (i)  	All  rights of the Company to  exercise  the
rights  which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to
Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit
of    the    Secured   Party   and   paid   over   pursuant    to
Section   2.2(b)(ii)  hereof,  shall  be  applied   against   any
outstanding Obligations; and

               (ii)	All  interest, dividends,  income  and  other
payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

               (iii)  	The  Secured Party in its sole  discretion
shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

          (c)	Each  of  the following events shall  constitute  a
default under this Agreement (each an "Event of Default"):

               (i)	any  default,  whether in whole  or  in  part,
shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

               (ii)	any  default, whether in whole  or  in  part,
shall  occur  in  the  due  observance  or  performance  of   any
obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

               (iii)	the  Company  shall:   (1)  make  a  general
assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document
seeking:   (A) reorganization, (B) an arrangement with  creditors
or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency,
readjustment   of  debts,  relief  of  debtors,  dissolution   or
liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or
(6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

               (iv)	any case, proceeding or other action shall be
commenced against the Company and has not been resolved in a period of thirty (30) days after such commencement; for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in
whole      or     in     part)     anything     specified      in
Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.


                           ARTICLE 3.


                  ATTORNEY IN FACT; PERFORMANCE

     Section 3.1	Secured Party Appointed Attorney-In-Fact.

     Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

     Section 3.2	Secured Party May Perform.

     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.


                           ARTICLE 4.


                 REPRESENTATIONS AND WARRANTIES

     Section 4.1	Authorization; Enforceability.

     Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

     Section 4.2	Ownership of Pledged Property.

     The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.


                           ARTICLE 5.


            DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

     Section 5.1	Default and Remedies.

          (a)	If    an    Event   of   Default    described    in
Section 2.2(c)(i) and (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due
and   payable.    If   an   Event   of   Default   described   in
Sections  2.2(c)(iii) or (iv) occurs and is  continuing  for  the
period   set   forth   therein,  then   the   Obligations   shall
automatically   become  immediately  due  and   payable   without
declaration or other act on the part of the Secured Party.

          (b)	Upon  the  occurrence of an Event of  Default,  the
Secured   Party   shall:   (i)  be  entitled   to   receive   all
distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged
Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

     Section   5.2	Method   of   Realizing   Upon   the   Pledged
Property:  Other Remedies.

     Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

          (a)	Any  item of the Pledged Property may be  sold  for
cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days' prior written notice of the time and place or of the time after which a private sale may be made (the "Sale Notice")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the
same  without further accountability to the Secured  Party.   The
Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

          (b)	Any  cash  being  held  by  the  Secured  Party  as
Pledged  Collateral and all cash proceeds received by the Secured
Party   in  respect  of,  sale  of,  collection  from,  or  other
realization upon all or any part of the Pledged Collateral shall be applied as follows:

               (i)	to  the payment of all amounts due the Secured
Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

               (ii)	to  the payment of the Obligations  then  due
and unpaid.

               (iii)	the  balance,  if  any,  to  the  person  or
persons entitled thereto, including, without limitation, the Company.

          (c)	In  addition  to  all of the  rights  and  remedies
which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

               (i)	If  the Company fails to pay such amounts  due
upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

               (ii)	The  Company agrees that it shall  be  liable
for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

     Section 5.3	Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (i)	to  file  and  prove a  claim  for  the  whole
amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

               (ii)	to  collect and receive any monies  or  other
property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

     Section 5.4	Duties Regarding Pledged Collateral.

     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party's possession.


                           ARTICLE 6.


                      AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

     Section 6.1	Existence, Properties, Etc.

          (a)	The  Company  shall do, or cause to  be  done,  all
things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company's due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company's corporate power or authority
(i)  to  carry  on the Company's business as now  conducted,  and
(ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the "Loan Instruments") to which it is or will be a party, or
perform  any  of  its obligations hereunder or  thereunder.   For
purpose of this Agreement, the term "Material Adverse Effect" shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Company's assets, business, operations, properties or condition, financial or otherwise;
(b) the Company's to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

     Section 6.2	Maintenance of Books and Records; Inspection.

     The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

     Section 6.3	Maintenance and Insurance.

          (a)	The   Company  shall  maintain  or  cause   to   be
maintained, at its own expense, all of its assets and properties in good working order and condition, subject to ordinary wear and tear, making all necessary repairs thereto and renewals and replacements thereof.

          (b)	The   Company  shall  maintain  or  cause   to   be
maintained, at its own expense, insurance in form, substance  and
amounts   (including  deductibles),  which  the   Company   deems
reasonably necessary to the Company's business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy;
(ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or the Loan Instruments or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

     Section 6.4	Contracts and Other Collateral.

     The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

     Section 6.5	Defense of Collateral, Etc.

     The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and
(b) if not included within the Pledged Property, those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

     Section 6.6	Payment of Debts, Taxes, Etc.

     The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

     Section 6.7	Taxes and Assessments; Tax Indemnity.

     The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

     Section 6.8	Compliance with Law and Other Agreements.

     The Company shall maintain its business operations and property owned or used in connection therewith in compliance with
(a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

     Section 6.9	Notice of Default.

     The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

     Section 6.10	Notice of Litigation.

     The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.


                           ARTICLE 7.


                       NEGATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

     Section 7.1	Liens and Encumbrances.

     The Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company's capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or the Company's capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

     Section   7.1	Articles,  By-Laws,  Mergers,  Consolidations,
Acquisitions and Sales.

     Without the prior express written consent of the Secured Party, which consent shall not be unreasonably withheld, the Company shall not: (a) Amend its Articles of Incorporation or By-Laws; (b) be a party to any merger, consolidation or corporate
reorganization;  (c)  purchase  or  otherwise  acquire   all   or
substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity;
(d) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets; nor (e) create any subsidiaries nor convey any of its assets to any subsidiary in excess of $200,000 in the aggregate.

     Section 7.2	Management, Ownership.

     Ilan Ofir and Apros & Chay, Ltd. shall remain material shareholders and directors of the Company in their current capacity. This provision is a material factor in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

     Section 7.3	Dividends, Etc.

     Except with respect to the Series A Preferred Stock, the Company shall not declare or pay any dividend of any kind, in cash, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld.

     Section 7.4	Conduct of Business.

     The Company will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

     Section 7.5	Places of Business.

     The location of the Company's chief place of business is 231 Norman Avenue, Brooklyn NY 11222. The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days prior written notice to the Secured Party in each instance.


                           ARTICLE 8.


                          MISCELLANEOUS

     Section 8.1	Notices.

     All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured     Cornell Capital Partners, LP
Party:
                      101 Hudson Street-Suite 3700
                      Jersey City, New Jersey 07302
                      Attention:	Mark Angelo
                      		Portfolio Manager
                      Telephone:	(201) 986-8300
                      Facsimile:	(201) 985-8266

With a copy to:       Cornell Capital Partners, LP
                      101 Hudson Street-Suite 3700
                      Jersey City, New Jersey 07302
                      Attention:	Troy J. Rillo, Esquire
                      		Senior Vice President
                      		Capital Markets
                      Telephone:	(201) 986-8300
                      Facsimile:	(201) 985-8266

If to the Company,    DCI USA, Inc.
to:
                      231 Norman Avenue
                      Brooklyn, NY 11222
                      Attention: David Yerushalmi
                      Telephone: (718) 383-5255
                      Facsimile: (801) 760-3901

With a copy to:       David Lubin & Associates
                      92 Washington Avenue
                      Cedarhurst, NY 11516

                      Attention: David Lubin, Esq.
                      Telephone: (516) 569-9629
                      Facsimile: (516) 569-5053

     Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth
(10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

     Section 8.2	Severability.

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     Section 8.3	Expenses.

     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

     Section 8.4	Waivers, Amendments, Etc.

     The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

     Section 8.5	Continuing Security Interest.

     This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and
(iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

     Section 8.6	Independent Representation.

     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

     Section 8.7	Applicable Law:  Jurisdiction.

     This  Agreement  shall  be governed by  and  interpreted  in accordance  with  the  laws of the State of  New  Jersey  without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

     Section 8.8	Waiver of Jury Trial.

     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

     Section 8.9	Entire Agreement.

     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   COMPANY:
                                   DCI USA, INC.

                                   By: 	/s/ David Yerushalmi
                                   Name:	David Yerushalmi
                                   Title:	Chairman


                                   SECURED PARTY:
                                   CORNELL CAPITAL PARTNERS, LP

                                   By:	Yorkville Advisors, LLC
                                   Its:	General Partner

                                   By: 	Mark Angelo
                                   Name:	Mark Angelo
                                   Title:	Portfolio Manager



                            EXHIBIT A
                 DEFINITION OF PLEDGED PROPERTY


     For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:
          (a)	all   goods  of  the  Company,  including,  without
limitation,   machinery,   equipment,   furniture,   furnishings,
fixtures,  signs,  lights,  tools,  parts,  supplies  and   motor
vehicles of every kind and description, now or hereafter owned by the  Company  or in which the Company may have or  may  hereafter
acquire   any   interest,   and  all   replacements,   additions,
accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of  insurance  and  of  any  tort claims  involving  any  of  the foregoing;
          (b)	all  inventory of the Company, including,  but  not
limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;
          (c)	all contract rights and general intangibles of  the
Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or
joint   venture   interests,  patents  and  patent  applications,
copyrights,  deposit  accounts whether  now  owned  or  hereafter created;
          (d)	all documents, warehouse receipts, instruments  and
chattel  paper  of  the Company whether now  owned  or  hereafter created;
          (e)	all accounts and other receivables, instruments  or
other forms of obligations and rights to payment of the Company (herein collectively referred to as "Accounts"), together with the  proceeds thereof, all goods represented by such Accounts and all  such  goods that may be returned by the Company's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants  will  be  bona  fide and existing  obligations  of  its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;
          (f)	to  the  extent assignable, all  of  the  Company's
rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities; and
		(g) 	all products and proceeds (including, without
limitation, insurance proceeds) from the above-described Pledged
Property.